REPLACEMENT REVOLVING NOTE
                           --------------------------


$20,000,000.00                                                    March 24, 2000


         FOR VALUE RECEIVED, the undersigned, STERILE RECOVERIES, INC., a Florida corporation (the "Borrower"), hereby promises to pay to the order of FIRST UNION NATIONAL BANK (the "Lender"), at the times, at the place and in the manner provided in the Credit Agreement hereinafter referred to, the principal sum of up to Twenty Million and 00/100 Dollars ($20,000,000.00), or, if less, the aggregate unpaid principal amount of all Revolving Loans disbursed by the Lender under the Credit Agreement referred to below, together with interest at the rates as in effect from time to time with respect to each portion of the principal amount hereof, determined and payable as provided in the Credit Agreement.

         This Revolving Note is one of the Revolving Notes referred to in, and is entitled to the benefits of, the Credit Agreement of dated as of February 24, 1999 (as amended, modified or otherwise supplemented from time to time, the "Credit Agreement"), by and between the Borrower, the Guarantors party thereto, the Lender and the other financial institutions party thereto and First Union National Bank as Agent and the other Credit Documents referenced therein. This Revolving Note is given in amendment to, restatement of and substitution for the Revolving Note dated February 24, 1999 in favor of the Lender under the Credit Agreement (the "Replaced Note") and evidences the same indebtedness as the Replaced Note. The Credit Agreement contains, among other things, provisions for the time, place and manner of payment of this Revolving Note, the determination of the interest rate borne by and fees payable in respect of this Revolving Note, acceleration of the payment of this Revolving Note upon the happening of certain stated events and the mandatory repayment of this Revolving Note under certain circumstances.

         The Borrower agrees to pay on demand all costs of collection, including reasonable attorneys, fees, if any part of this Revolving Note, principal or interest, is collected after maturity with the aid of an attorney.

         Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

         THIS REVOLVING CREDIT NOTE IS MADE AND DELIVERED IN THE STATE OF NORTH CAROLINA AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF FLORIDA.
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         IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to be executed under seal by its duly authorized officers as of the day and year first above written.


                                                     STERILE RECOVERIES, INC.



                                               By: James T. Boosales
                                                   ________________________

                                               Name: James T. Boosales
                                                     ______________________

                                               Title: Executive Vice President
                                                      ________________________

                                       2
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STATE OF NORTH CAROLINA

COUNTY OF________________________



         The foregoing instrument was acknowledged before me this _____ day of ___________, 2000 by _______________________________, as an officer of Sterile
Recoveries, Inc. He personally appeared before me and is personally known to me or produced ___________________ as identification.


                                     Notary:____________________________________
         [NOTARIAL SEAL]             Print Name:________________________________
                                     Notary Public, State of North Carolina